UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): April 8, 2021
Horizon Global Corporation (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;             Compensatory Arrangements of Certain Officers.
On April 8, 2021, Harry J. Wilson, a current member of the Board of Directors (the “Board”) of Horizon Global Corporation (the “Company”), with a term expiring at the Company’s 2021 annual meeting of stockholders (“2021 Annual Meeting”), notified the Company he will not stand for reelection at the 2021 Annual Meeting.
Mr. Wilson currently serves as Chair of the Board’s Compensation Committee, and his service in this role will also end effective as of the 2021 Annual Meeting. Mr. Wilson’s retirement from the Board did not result from a disagreement with the Company.
The Board expressed its thanks to Mr. Wilson for his service to the Board.
On April 9, 2021, the Board increased the size of the Board from eight to nine directors, and appointed John F. Barrett to fill the newly created directorship, effective immediately. Mr. Barrett will serve until his term expires at the Company’s 2021 Annual Meeting, at which time he will stand for reelection for a further term expiring at the Company’s 2022 annual meeting of stockholders.
As a non-employee director, Mr. Barrett will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company disclosed in its definitive proxy statement for its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on May 18, 2020.
Mr. Barrett currently serves as managing partner and chief investment officer of Corre Partners Management, LLC (“Corre Partners”), an investment firm he co-founded in 2009 to invest in both public and private middle market companies in turnaround. Since March 2019, in connection with the Company’s entry into the Second Lien Term Facility Credit Agreement (as defined below), Mr. Barrett has been acting in a Board observer role on behalf of Corre Partners. Prior to co-founding Corre Partners, Mr. Barrett was a senior member of the investment team at Trafelet & Company, LLC, a private investment firm, from 2006 to 2009. From 2001 to 2006, Mr. Barrett served as senior vice president of the investment team at Avenue Capital Group, a global investment firm focused on identifying value opportunities in the distressed and special situation space. Mr. Barrett began his career at KPS Capital Partners, LP, a leading middle market private equity firm focused on turnaround investing.
As noted above, on March 15, 2019, the Company entered into a Second Lien Term Facility Credit Agreement (the “Second Lien Term Facility Agreement”) with Cortland Capital Markets Services LLC, as administrative agent and collateral agent, Corre Partners (collectively with its affiliates, including the Corre Lenders (defined below), “Corre”), as representative of the lenders, and the lenders party thereto (the “Second Lien Lenders”). The Second Lien Term Facility Agreement provided for a second lien term loan facility (the “Second Lien Term Facility”) initially in the aggregate principal amount of approximately $51.0 million. The Second Lien Lenders included Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Opportunities II Master Fund, LP (collectively, the “Corre Lenders”). The Company previously had in place a first lien term facility (the “First Lien Term Facility”) pursuant to which approximately $25.2 million was outstanding as of December 31, 2019. Corre purchased term loans under the First Lien Term Facility in the open market and held approximately $20.7 million under the First Lien Term Facility when it was refinanced and replaced with the Replacement Term Loan Facility (defined below) on July 6, 2020. During 2020, Corre received approximately $675,200 in cash interest, approximately $322,400 in paid-in-kind (“PIK”) interest and a PIK amendment fee of approximately $623,600 under the First Lien Term Facility. On July 6, 2020, the Second Lien Term Facility was also refinanced and replaced with the Replacement Term Loan Facility. Corre held approximately $40.3 million under the Second Lien Term Facility when it was refinanced and replaced with the Replacement Term Loan Facility. During 2020, Corre received approximately $2.4 million in PIK interest under the Second Lien Term Facility.
On July 6, 2020, the Company entered into a replacement term loan facility (the “Replacement Term Loan Facility”) that provided a replacement term loan that refinanced and replaced the amounts outstanding under the First Lien Term Loan Facility and Second Lien Term Loan Facility, plus any accrued interest and unpaid interest thereon. The interest on the replacement term loan was LIBOR plus 10.75% per annum, subject to a 1.00% LIBOR floor, of which 4.00% was payable in cash and the remainder of which was PIK interest. Borrowings under the Replacement Term Loan Facility were to mature on the earlier of: (i) June 30, 2022 and (ii) April 1, 2022 if the Company’s Convertible Notes (as defined below) were not repaid or otherwise discharged prior to such date. Additionally, the Replacement Term Loan Facility provided for a 1.00% PIK closing fee, which was added to the principal amount of the replacement term loan on the closing date. As of July 6, 2020, Corre held approximately $63.0 million (including the PIK closing fee) under the Replacement Term Loan Facility. From July 6, 2020 until February 2, 2021, when the Replacement Term Loan Facility was repaid in full with the proceeds of a new term loan facility, Corre received approximately $1.2 million in cash interest, approximately $3.1 million in PIK interest, a cash prepayment of premium of approximately $1.9 million and a payment for the reimbursement of fees of approximately $82,270 under the Replacement Term Loan Facility.

In February 2017, the Company issued $125.0 million aggregate principal amount of 2.75% Convertible Senior Notes due 2022 (the “Convertible Notes”). Interest is payable on the Convertible Notes on January 1 and July 1 of each year, and the Convertible

Notes will mature on July 1, 2022 unless earlier converted. The Convertible Notes are convertible into an aggregate of 5,005,000 shares of the Compny’s common stock, based on an initial conversion price of $24.98 per share. Corre purchased Convertible Notes in the open market and held approximately $47.2 million aggregate principal amount of Convertible Notes as of December 31, 2019. During 2020, Corre received approximately $1.3 million of interest payments on their Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	April 14, 2021	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary